UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 6, 2015

COMVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35572	04-3398741

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Quannapowitt Parkway
Wakefield, MA
01880

(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code: (781) 246-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets
On August 6, 2015 (the “Closing Date”), Comverse, Inc., a Delaware corporation (the “Company”) completed its previously announced acquisition (the “Acquisition”) of Acision Global Limited, a private company formed under the laws of England and Wales (the “Target”) pursuant to the terms of the share sale and purchase agreement, dated June 15, 2015 (the “Purchase Agreement”), between the Company and Bergkamp Coöperatief U.A., a cooperative with excluded liability formed under the laws of the Netherlands (the “Seller”). Pursuant to the terms of the Purchase Agreement, on the Closing Date the Company acquired 100% of the equity interests of the Target in exchange for $136 million in cash, certain earnout payments (as discussed below), and 3.14 million shares of the Company’s common stock, par value $0.01 per share (the “Consideration Shares”), which were issued in a private placement transaction conducted pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). As previously disclosed, pursuant to the terms of the Purchase Agreement, an amount up to $35 million of cash consideration will be subject to an earnout, contingent on the achievement of certain revenue objectives by certain of the Target’s business lines through the first quarter of 2016. In addition, the Target, in consultation with the Company, entered into the previously disclosed amendment and waiver (the “Amendment”) with the requisite lenders under the Target’s credit agreement (the “Target Credit Agreement”) governing the Target’s existing approximately $156 million senior credit facility (the “Target Senior Debt”), pursuant to which the Target Senior Debt will remain in place following completion of the Acquisition. Pursuant to the terms of the Target Credit Agreement the Target Senior Debt bears interest at a rate per annum, at the option of the Target, of either (i) a customary adjusted Eurocurrency interest rate plus 9.75% or (ii) a customary base rate plus 8.75%, and matures, subject to the terms and conditions of the Target Credit Agreement, on December 15, 2018. In connection with the Amendment, the Company agreed to pay certain costs imposed on the Target by its lenders under the Target Senior Debt. Additional information regarding the Acquisition was previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 15, 2015, which information is incorporated herein by reference.
Item 2.03    Creation of Direct Financial Obligation
The information included under Item 2.01 above is incorporated by reference into this Item 2.03.
Item 3.02    Unregistered Sales of Equity Securities
In connection with the consummation of the Acquisition, on August 6, 2015, the Company issued an aggregate of 3.14 million shares of its common stock as partial consideration for the Acquisition. The sale of these securities was deemed to be exempt from registration under the Securities Act, in reliance upon Section 4(a)(2) of the Securities Act promulgated thereunder as transactions by an issuer not involving any public offering.
Item 7.01    Regulation FD Disclosure
On August 6, 2015, the Company issued a press release announcing the consummation of the Acquisition. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference in its entirety herein.
The information contained in this Item of this Current Report, including the press release attached as an exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information disclosed in this Item of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Exchange Act except as shall be expressly set forth by a specific reference in such filing.

 Item 9.01.    Financial Statements and Exhibits
a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K, with respect to the Acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K, with respect to the Acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current
Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release of Comverse, Inc., dated August 6, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

COMVERSE, INC.

Date: August 6, 2015	By:	/s/ Jacky Wu
	Name:	Jacky Wu
	Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Comverse, Inc., dated August 6, 2015.